Exhibit 99.1

Workhorse Group Announces Proposed Settlements of Class Action Lawsuit and Related Shareholder Derivative Actions

CINCINNATI, October 27, 2022 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero emission commercial vehicles, today announced that it has entered into binding term sheets that will resolve the previously disclosed securities class action lawsuit pending in the United States District Court for the Central District of California and the related shareholder derivative actions pending in the Central District of California, the United States District Court for the District of Nevada, State District Court of Nevada and certain other jurisidctions.

The settlement class in the class action consists of purchasers of Workhorse stock or other securities between March 10, 2020 and May 10, 2021 seeking to recover damages under the federal securities laws for statements made by Workhorse during that time period. Under the terms of the settlement of the class action and in resolution of all claims, Workhorse will pay $15 million in cash, which will be funded fully by proceeds of available insurance, and $20 million payable in Workhorse stock. Under the terms of the settlement of the shareholder derivative actions, the Company will adopt and/or agree to continue to maintain a series of corporate governance changes regarding the Company’s compliance program and internal controls. The settlements will contain no admission of liability, wrongdoing or responsibility by any of the defendants (including Workhorse) and full releases of all defendants. The settlements will be subject to final documentation, public notice and court approval by the Central District of California (for the class action) and State District Court of Nevada (for the shareholder derivative actions).

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate,” “will,” and “continue” and similar expressions are intended to identify forward-looking statements. These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with negotiating final terms of the stipulations of settlement, obtaining court approval of the proposed settlements, the number of purported class members who may opt-out of the proposed class action settlement, any fee award to plaintiffs’ counsel in connection with the derivative case settlement, the effectiveness of releases, and whether any proposed settlement is opposed and/or appealed.  There can be no assurance that the litigation will be finally resolved in accordance with the term sheets or at all. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com